UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

Longboard Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 592-9775

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Longboard Pharmaceuticals, Inc. (the “Company”) expects to report that its cash, cash equivalents and short-term investments as of December 31, 2022 were approximately $67.6 million.

The Company has not yet completed its quarter-end financial close process for the quarter ended December 31, 2022. This estimate of the Company’s cash, cash equivalents and short-term investments as of December 31, 2022 is preliminary, has not been audited and is subject to change upon completion of the Company’s financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2022. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it.

The information contained in this Current Report on Form 8-K under Item 2.02 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and will not be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 8.01	Other Events

The Company is providing the following updated corporate overview:

The Company is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. The Company was formed in January 2020 by Arena Pharmaceuticals, Inc. (“Arena”) to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (“GPCRs”). The Company’s small molecule product candidates were discovered out of the same platform at Arena that represents a culmination of more than 20 years of world-class GPCR research. The Company is currently focused on developing the following product candidates in its pipeline:

•

LP352, an oral, centrally acting, 5-hydroxytryptamine 2C receptor subtype (“5-HT2C”) superagonist, currently in a Phase 1b/2a clinical trial expected to evaluate approximately 50 participants ages 12 to 65 years old with developmental and epileptic encephalopathies (“DEEs”) which may include Dravet syndrome, Lennox-Gastaut syndrome, tuberous sclerosis complex, CDKL5 deficiency disorder, SCN2A-related disorders, among others, with study enrollment expected to be completed in the first half of 2023 and topline data expected in the second half of 2023; and

•

LP659, a centrally acting, sphingosine-1-phosphate (“S1P”) receptor subtypes 1 and 5 modulator, for which the Company anticipates initiating a Phase 1 clinical study in healthy volunteers in the first half of 2023 and anticipates topline single ascending dose data in the second half of 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this Current Report on Form 8-K that are not historical facts may be considered “forward-looking statements,” including statements regarding the Company’s preliminary estimates of cash, cash equivalents and short-term investments as of December 31, 2022, and statements regarding its research and developments programs, including about trial design, trial participants, and the timing of trial initiation, enrollment, completion and topline data. Forward-looking statements are typically, but not always, identified by the use of words such as “anticipates,” “estimate,” “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to the Company only at this time and may differ from actual results, including in connection with the Company’s completion of financial closing procedures, risks associated with market conditions, risks and uncertainties associated with the Company’s business and finances in general, risks associated with geopolitical and macroeconomic conditions, including the COVID-19 pandemic, risks associated with preclinical and clinical development, and regulatory risks, as well as the risks detailed in the Company’s recent filings on Forms 10-K and 10-Q with SEC. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: February 7, 2023	By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer